UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 05, 2014

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1601

Coral Gables, Florida 33134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Capital Bank Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on June 5, 2014. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 25, 2014.

Proposal 1: Election of nine nominees as directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Martha M. Bachman	24,644,377	74,534	2,755,788
Richard M. DeMartini	24,636,034	82,877	2,755,788
Peter N. Foss	22,574,107	2,144,804	2,755,788
William A. Hodges	24,633,351	85,560	2,755,788
Oscar A. Keller III	24,521,067	197,844	2,755,788
Jeffrey E. Kirt	24,636,443	82,468	2,755,788
Marc D. Oken	24,627,384	91,527	2,755,788
R. Eugene Taylor	24,615,039	103,872	2,755,788
William G. Ward, Sr.	24,643,168	75,743	2,755,788

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
27,315,954	93,646	65,099	0

Proposal 2 was approved.

Proposal 3: Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
24,516,065	132,576	70,270	2,755,788

Proposal 3 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: June 06, 2014	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Executive Vice President, General Counsel & Secretary

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